                                                                    Exhibit 99.1
[CRDA LOGO] [CRDB LOGO]
                                 [CRAWFORD LOGO]

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE                                 DATE: APRIL 25, 2005
                                                      FROM: THOMAS W. CRAWFORD
                                                      CHIEF EXECUTIVE OFFICER

                   CRAWFORD REPORTS FIRST QUARTER 2005 RESULTS

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the first quarter ended March 31, 2005.

First quarter 2005 revenues before reimbursements totaled $184.3 million, up 8.5% over the $169.9 million reported in the 2004 first quarter. First quarter 2005 net income was $2.4 million, equaling net income for the 2004 first quarter. Net income per share was $0.05 per share for both the 2005 and 2004 first quarters.

U.S. revenues before reimbursements were $112.5 million in the first quarter of 2005 compared with $109.3 million in the 2004 first quarter. Revenues from the insurance company market were $54.0 million in the 2005 first quarter compared with $50.5 million in the 2004 period, reflecting a $3.9 million increase in revenues generated by the Company's catastrophe adjusters involved in finalizing claims resulting from the hurricanes which struck the U.S. during late 2004. Revenues from self-insured clients were $39.3 million in the 2005 first quarter compared with $40.4 million in the 2004 quarter, due primarily to a reduction in claim referrals from the Company's existing clients, only partially offset by new business gains. Class action services revenues, including administration and inspection services, were $19.2 million for the 2005 first quarter, compared with $18.5 million in the 2004 quarter. These revenues can fluctuate based on the timing and size of project awards.

First quarter 2005 international revenues grew 18.6%, to $71.8 million from $60.5 million for the same period in 2004. This growth is partially due to foreign currency fluctuations. As compared to the 2004 first quarter, during the 2005 period the U.S. dollar weakened against the British Pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $67.4 million in the 2005 first quarter, reflecting growth on a constant dollar basis of 11.4%. This growth reflects increased case referrals in our United

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Kingdom and European operations resulting from claims management agreements entered into during 2004, as well as hurricane-related revenues from Hurricanes Frances and Jeanne claims. International operating expenses increased by $10.1 million in U.S. dollars, a 17.4% increase, and by 10.0% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "During the first quarter, we continued to see an increase in property claims referred to us due to the hurricanes that hit Florida and other southeastern states during late 2004. Property claim referrals from the U.S. insurance company market were up nearly 19% during the 2005 first quarter as compared to the 2004 period. However, this increase in property claims was partially offset by continued weakness in casualty and workers' compensation claims referrals during the current quarter."

"We were disappointed by our U.S. operating margin of 1.6% in the quarter, down from 2.6% in last year's first quarter. Despite the increase in catastrophe-related revenues during the quarter, we experienced downward pressure on our margins as many of these claims involved re-inspections and supplemental damage appraisals on previously handled claims, due to delays in damage repairs, and the associated fees only covered our direct costs of finalizing the claims. In addition, we have substantially increased the operating capacity in our class action services unit in order to administer the large backlog of projects that exists as of the end of the quarter. This record backlog, totaling $35.3 million, should provide strong growth in revenues and operating earnings for this unit during future quarters. Our U.S. margin was also impacted by higher legal expenses related to audits of workers' compensation claims handled on behalf of clients in the State of California and our response to a subpoena received in December 2004 from the New York Attorney General's office."

"Our international operating margin grew to 4.7% from 3.6% in the 2004 first quarter. Strong case referrals, primarily as a result of recent client wins in our United Kingdom and Europe operations and hurricane-related claims in the Caribbean, contributed to the margin improvement. We remain confident that the substantial new business awarded to us during 2004 will provide healthy international operating margins throughout 2005."

Mr. Crawford concluded, "Our operating cash flows in the 2005 first quarter reflected an $11.8 million use of cash. This use of cash was expected and primarily due to an increase in our U.S. income tax payments during the quarter, annual contributions made to our U.S. defined contribution pension plan, incentive compensation payments, and a lag in collecting receivables generated from hurricane-related claims handled in 2004 and 2005."

Crawford & Company's management will host a conference call with analysts on Monday, April 25, 2005 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through May 2, 2005. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The conference identification number is 5558282. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

                                [CRAWFORD LOGO]

                                 PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended March 31, 2005 is shown on the attached statements. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Following is a reconciliation of consolidated net income to operating earnings and the related margin as a percentage of revenues before reimbursements:

                               Quarter Ended                  Quarter Ended
                                 March 31,         Margin       March 31,        Margin
      (in thousands)               2005              %            2004             %
---------------------------    -------------       ------     -------------      ------
Net income                        $2,361            1.3%         $2,389           1.4%
Add:
    Net corporate interest         1,527             .8           1,337            .8
    Income taxes                   1,293             .7           1,368            .8
                                  ------            ---          ------           ---
Operating earnings                $5,181            2.8%         $5,094           3.0%
                                  ======            ===          ======           ===

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include workers' compensation claims administration and managed care services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended March 31, 2005 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                                    Unaudited

                      (In Thousands Except Per Share Data)

        QUARTER ENDED MARCH 31               2005        2004      % Change
---------------------------------------    --------    --------    --------
Revenues:

 Revenues Before Reimbursements            $184,334    $169,855           9%
 Reimbursements                              15,309      14,881           3%
                                           --------    --------
Total Revenues                              199,643     184,736           8%

Costs and Expenses:

   Cost of Services Before Reimbursements   144,919     131,125          11%
   Reimbursements                            15,309      14,881           3%
                                           --------    --------
 Cost of Services                           160,228     146,006          10%

 Selling, General, and Administrative        34,234      33,636           2%
 Corporate Interest Expense, Net              1,527       1,337          14%
                                           --------    --------
Total Costs and Expenses                    195,989     180,979           8%
                                           --------    --------

Income Before Income Taxes                    3,654       3,757          -3%
Income Taxes                                  1,293       1,368          -5%
                                           --------    --------
Net Income                                 $  2,361    $  2,389          -1%
                                           ========    ========
Net Income Per Share:
 Basic                                     $   0.05    $   0.05           0%
                                           --------    --------
 Diluted                                   $   0.05    $   0.05           0%
                                           --------    --------

Weighted Average Shares Outstanding:
 Basic                                       48,872      48,724
                                           --------    --------
 Diluted                                     49,381      48,869
                                           --------    --------

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                             QUARTER ENDED MARCH 31
                                    Unaudited

                        (In Thousands Except Percentages)

                                                U.S.                 International                 Total
                                       ---------------------     ---------------------     ---------------------
                                         2005         2004         2005         2004         2005         2004
                                       --------     --------     --------     --------     --------     --------
Revenues Before Reimbursements         $112,507     $109,313     $ 71,827     $ 60,542     $184,334     $169,855

Compensation & Benefits                  72,116       69,367       50,545       42,420      122,661      111,787
% of Revenues                              64.1%        63.5%        70.3%        70.1%        66.6%        65.8%

Expenses Other than Reimbursements,
   Compensation & Benefits               38,555       37,054       17,937       15,920       56,492       52,974
% of Revenues                              34.3%        33.9%        25.0%        26.3%        30.6%        31.2%
                                       --------     --------     --------     --------     --------     --------
Operating Earnings (1)                 $  1,836     $  2,892     $  3,345     $  2,202     $  5,181     $  5,094
% of Revenues                               1.6%         2.6%         4.7%         3.6%         2.8%         3.0%
                                       ========     ========     ========     ========     ========     ========

(1) Earnings before net corporate interest expense and income taxes

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2005 AND DECEMBER 31, 2004
                                 (In Thousands)

                                                                       Unaudited
                                                                        MARCH 31   December 31
                                                                          2005        2004
                                                                       ---------   -----------
ASSETS

  Current Assets:
       Cash and Cash Equivalents                                       $  25,638   $    43,571
       Accounts Receivable, Net                                          178,531       176,187
       Unbilled Revenues                                                 102,076       103,586
       Prepaid Expenses and Other Current Assets                          19,678        21,363
                                                                       ---------   -----------

  Total Current Assets                                                   325,923       344,707
                                                                       ---------   -----------

       Property and Equipment, at Cost                                   154,783       154,922
       Less Accumulated Depreciation                                    (119,938)     (120,079)
                                                                       ---------   -----------

  Net Property and Equipment                                              34,845        34,843
                                                                       ---------   -----------

  Other Assets:
       Intangible Assets Arising from Acquisitions, Net                  110,233       109,410
       Capitalized Software Costs, Net                                    32,476        32,550
       Deferred Income Tax Asset, Net                                     32,191        32,172
       Other                                                              19,252        17,578
                                                                       ---------   -----------
  Total Other Assets                                                     194,152       191,710
                                                                       ---------   -----------

  Total Assets                                                         $ 554,920   $   571,260
                                                                       =========   ===========

LIABILITIES AND SHAREHOLDERS' INVESTMENT

  Current Liabilities:
       Short-Term Borrowings                                           $  39,915   $    37,401
       Accounts Payable                                                   39,303        41,730
       Accrued Liabilities                                                94,067       110,610
       Deferred Revenues                                                  23,418        22,682
       Current Installments of Long-Term Debt and Capital Leases           1,787         1,900
                                                                       ---------   -----------

  Total Current Liabilities                                              198,490       214,323
                                                                       ---------   -----------

  Noncurrent Liabilities:
       Long-Term Debt and Capital Leases, Less Current Installments       50,564        50,875
       Deferred Revenues                                                  10,081        10,179
       Self-Insured Risks                                                  8,386        10,958
       Postretirement Medical Benefit Obligation                           5,544         5,544
       Minimum Pension Liabilities                                        75,230        73,893
       Other                                                              10,119        10,655
                                                                       ---------   -----------
  Total Noncurrent Liabilities                                           159,924       162,104
                                                                       ---------   -----------

  Shareholders' Investment:
       Class A Common Stock, $1.00 Par Value                              24,186        24,157
       Class B Common Stock, $1.00 Par Value                              24,697        24,697
       Additional Paid-in Capital                                          1,673         1,441
       Retained Earnings                                                 200,641       201,213
       Accumulated Other Comprehensive Loss                              (54,691)      (56,675)
                                                                       ---------   -----------

  Total Shareholders' Investment                                         196,506       194,833
                                                                       ---------   -----------

  Total Liabilities and Shareholders' Investment                       $ 554,920   $   571,260
                                                                       =========   ===========

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                           GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 QUARTER ENDED MARCH 31, 2005 AND MARCH 31, 2004
                                    Unaudited
                                 (In Thousands)

                                                                      2005         2004
                                                                    --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                       $  2,361     $  2,389
   Reconciliation of Net Income to Net Cash Used in
   Operating Activities:
     Depreciation and Amortization                                     4,801        4,377
     Deferred Income Taxes                                                26         (107)
     Loss on Sales of Property and Equipment                              31           19
     Stock-Based Compensation                                             63            -
     Changes in Operating Assets and Liabilities:
        Accounts Receivable, Net                                        (785)      (2,723)
        Unbilled Revenues                                              2,954       (3,600)
        Accrued or Prepaid Income Taxes                               (5,705)       1,241
        Accounts Payable and Accrued Liabilities                     (12,435)      (6,581)
        Deferred Revenues                                                499          776
        Accrued Pension Costs                                         (3,903)      (3,717)
        Prepaid Expenses and Other Assets                                291         (589)
                                                                    --------     --------
Net Cash Used in Operating Activities                                (11,802)      (8,515)
                                                                    --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of Property and Equipment, Net                        (2,862)      (2,132)
   Capitalization of Computer Software Costs                          (1,508)      (1,649)
   Additional Payment for Prior Acquisition                              (90)        (106)
                                                                    --------     --------
Net Cash Used in Investing Activities                                 (4,460)      (3,887)
                                                                    --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends Paid                                                     (2,933)      (2,923)
   Proceeds from Exercise of Stock Options                               261            -
   Increase in Short-Term Borrowings, Net                              1,070          142
   Decrease in Long-Term Debt and Capital Lease Obligations, Net        (513)        (342)
   Capitalized Loan Costs                                                  -           33
                                                                    --------     --------
Net Cash Used in Financing Activities                                 (2,115)      (3,090)
                                                                    --------     --------

Effect of Exchange Rate Changes on Cash and Cash Equivalents             444          852
                                                                    --------     --------
Decrease in Cash and Cash Equivalents                                (17,933)     (14,640)
Cash and Cash Equivalents at Beginning of Period                      43,571       45,805
                                                                    --------     --------
Cash and Cash Equivalents at End of Period                          $ 25,638     $ 31,165
                                                                    ========     ========